Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Eric M. Leslie, the Chief Executive Officer and Principal Accounting Officer of Park Place Energy Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Park Place Energy Corp., for the quarterly period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Park Place Energy Corp.

Date: May 14, 2008.

/s/ “Eric M. Leslie”
Eric M. Leslie
Chief Executive Officer and
Principal Accounting Officer